SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                                February 1, 1999
               ------------------------------------------------
               Date of Report (Date of Earliest Event Reported)


                        New England Electric System
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              (Exact Name of Registrant as Specified in Charter)



       Massachusetts                  1-3446              04-1663060
 -----------------------------      --------------      ------------------
 (State or Other Jurisdiction       (Commission          (IRS Employer
       of Incorporation)              File Number)      Identification No.)


                             25 Research Drive
                      Westborough, Massachusetts 01582
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             (Address of Principal Executive Offices and Zip Code)


                                (508) 389-2000
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            (Registrant's Telephone Number, Including Area Code)


                                      N/A
        -------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)




 ITEM 5.  OTHER EVENTS.


      On February 1, 1999, New England Electric System, a Massachusetts business trust ("NEES"), Research Drive LLC, a Massachusetts limited liability company which is directly and indirectly wholly owned by NEES ("LLC") and Eastern Utilities Associates, a Massachusetts business trust ("EUA"), entered into an Agreement and Plan of Merger, dated as of February 1, 1999 (the "Merger Agreement"), providing for a merger transaction among NEES, LLC and EUA. The Merger Agreement and the press release issued in connection therewith are filed herewith as Exhibits 99(a) and 99(b), respectively, and are incorporated herein by reference. The description of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement.

      Pursuant to the Merger Agreement, LLC will merge with and into EUA (the "Merger"), with EUA being the surviving entity and becoming a wholly owned subsidiary of NEES (the "Surviving Entity"). The Merger, which was unanimously approved by the NEES Board of Directors, the EUA Board of Trustees and the Members of LLC, is expected to occur shortly after all of the conditions to the consummation of the Merger, including the receipt of certain regulatory approvals, are met or waived. NEES expects that the Merger will be completed in early 2000.

      Under the terms of the Merger Agreement, each outstanding share of EUA's common stock (the "EUA Common Stock"), other than shares, if any, owned by EUA as treasury shares, NEES, LLC or any other wholly owned subsidiary of NEES, will be converted into the right to receive $31.00 in cash, as may be adjusted (the "Merger Consideration"). Such adjustment will occur as follows: if the Closing Date does not occur on or prior to the date that is the six month anniversary of the date on which EUA shareholders approve the Merger (the "Adjustment Date"), then the per share amount shall be increased for each day after the Adjustment Date up to and including the day which is one day prior to the earlier of the Closing Date and May 1, 2000 by an amount equal to $.003.

      The Board of Directors of NEES has received an opinion from its investment banker, Merrill Lynch, Pierce, Fenner & Smith Incorporated, to the effect that, as of January 30, 1999, the Merger Consideration to be paid by NEES pursuant to the Merger is fair from a financial point of view to NEES.

      The Merger is subject to certain customary closing conditions, including, without limitation, the receipt of the required approval of EUA's shareholders by an affirmative vote of two-thirds of the outstanding EUA shares and the receipt of all necessary governmental approvals and the making of all necessary governmental filings, including the consent or approval of certain state utility regulators, the approval of the Federal Energy Regulatory Commission, the approval of the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended, the approval of the Nuclear Regulatory Commission and the filing of the requisite notification with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. A meeting of the EUA's shareholders to vote upon the Merger will be convened as soon as practicable.

      The Merger Agreement contains certain covenants of the parties pending the consummation of the Merger. Generally, EUA must carry on its business in the ordinary course consistent with past practice, comply with all laws and preserve intact its goodwill. The Merger Agreement contains certain restrictions on EUA including limitations on, or procedures for: payment of dividends on EUA common shares and preferred shares of certain EUA subsidiaries, issuance of securities, amendment of the EUA's Declaration of Trust, or similar governing documents of EUA's subsidiaries, acquisitions, dispositions, incurrence of indebtedness, capital expenditures, modification of employee compensation and benefits, changes in accounting policies, amendment, termination or failure to renew material contracts, discharge of liabilities, rate matters, equity investments, loans to affiliates or other persons, and assessing the adequacy of EUA's Year 2000 Program. (See Article VI of the Merger Agreement.)

      Pursuant to the Merger Agreement EUA agrees that neither it nor any of its subsidiaries shall knowingly initiate, solicit or encourage, directly or indirectly, any inquiry or proposal or offer relating to a business combination proposal or similar transaction including EUA or any of its significant subsidiaries other than EUA Cogenex Corporation, or engage in negotiations with, or provide confidential information to any third party, and requires EUA to terminate immediately any existing discussions or negotiations and notify NEES of any such inquiries relating to a business combination proposal, unless prior to EUA shareholder approval: (i) EUA's Board determines, in good faith based upon the advice of its outside legal counsel with respect to the Board's fiduciary duties, that taking such action is necessary for the Board to act in a manner consistent with its fiduciary duties under applicable law; (ii) EUA's Board reasonably concludes, in good faith after consultation with its financial advisors, that (A) the party making such proposal has adequate financing sources and
 (B) such proposal is likely to be more favorable to shareholders of EUA than the Merger (a "Superior Proposal"); (iii) prior to furnishing nonpublic information or entering into negotiations, EUA notifies NEES in writing of such furnishing of information or negotiations (identifying the party making the proposal and the material terms of such proposal) and enters into a confidentiality agreement in customary form with such third party; and (iv) EUA keeps NEES promptly informed of the status and all material information with respect to such discussions or negotiations. EUA may terminate the Merger Agreement to accept a Superior Proposal (in which case, the termination fee provision described below would be applicable). However, before so terminating, EUA must negotiate with NEES to adjust the Merger Agreement so as to enable the parties to proceed with the adjusted Merger Agreement, and EUA's Board must determine that, based on advice of counsel with respect to the Board's fiduciary duties and notwithstanding a binding commitment to consummate the Merger Agreement and notwithstanding all concessions that may be offered by NEES in further negotiations with EUA, the Superior Proposal is more favorable to EUA's shareholders than the Merger. (See Section 7.08 and Article IX of the Merger Agreement.)

      If the Merger is consummated, then promptly following the merger contemplated by the merger agreement between NEES, National Grid Group plc and NGG Holdings LLC (formerly known as Iosta LLC) dated as of December 11, 1998 (the "National Grid Merger Agreement"), NEES shall take the necessary action to cause all of the members of the Board of Trustees of EUA to be appointed to serve on the advisory board to be formed pursuant to the National Grid Merger Agreement. (See Section 7.07 of the Merger Agreement.)

      The Merger Agreement may be terminated under certain circumstances, including: (i) by mutual written agreement of the Board of Directors of NEES and the Board of Trustees of EUA, (ii) by either party if the Merger has not been effected by December 31, 1999 (the "Initial Termination Date"), provided, that if the parties are otherwise ready to close, but certain statutory approvals are not yet obtained, the Initial Termination Date will be extended for four months (the "Extended Termination Date") and
 (iii) by either party if any law, rule or regulation is adopted which makes the Merger illegal or any final order or injunction permanently prohibits the Merger. NEES may terminate the Merger Agreement: (i) if EUA shareholder approval has not been obtained at a duly held meeting of such shareholders, including any adjournments thereof, (ii) if there has been a material breach of EUA's representations and warranties or a failure to perform and comply with its covenants under the Agreement and such breach or failure has not been cured, (iii) if EUA's Board withdraws or modifies its approval of the merger or its recommendation to its shareholders or resolves to take such action or (iv) if EUA's Board approves, recommends or takes no position with respect to an alternative proposal or resolves to take such action. In addition, EUA may terminate the Merger Agreement:
 (i) in order to accept a Superior Proposal if EUA's Board determines that such termination is necessary to act in a manner consistent with its fiduciary duties after following the applicable procedures, as described above, provided, that EUA's ability to terminate in accordance with this provision of the Agreement is conditioned upon concurrent payment by EUA to NEES of any applicable termination fees under the Agreement, (ii) if there has been a material breach of NEES's representations and warranties or a failure to perform and comply with its covenants under the Agreement and such breach or failure has not been cured or (iii) if NEES fails to deliver the Merger Consideration at a time when all conditions to NEES's obligation to close have been satisfied or waived. (See Articles VIII and IX of the Merger Agreement.)

      EUA will pay NEES a termination fee of $20 million plus up to $5 million for documented out-of-pocket expenses: (i) if EUA terminates the Merger Agreement because EUA became the target of a third party alternative proposal, and EUA's Board determined in good faith based upon the advice of outside counsel with respect to the Board's fiduciary duties, that termination was necessary for the Board to act consistently with its fiduciary duties under applicable law or (ii) if, at a time when an alternative business proposal is pending, EUA terminates the Merger Agreement because: (A) EUA shareholder approval was not obtained, (B) EUA has materially breached its representations and warranties or has failed to materially perform and comply with its covenants under the Merger Agreement, or (C) the Closing has not occurred by the termination date, provided, that in the case of (A), (B) or (C), EUA enters into a merger or acquisition agreement with the party offering such alternative proposal within two years of such termination. (See Article IX of the Merger Agreement.)

      NEES will pay EUA a termination fee of $10 million plus up to $5 million for documented out-of-pocket expenses if either NEES or EUA terminates because the Closing Date has not occurred on or before the Initial Termination Date, or if the Initial Termination Date is extended, the Extended Termination Date, and on the date of such termination: (i) all conditions to closing other than the condition requiring that certain statutory consents and approvals be obtained has not been fulfilled, provided, that such Closing Date has not failed to occur due to a failure on the part of the terminating party to fulfill any obligation under the Merger Agreement, (ii) if the date of termination is any date other than the Extended Termination Date or a date thereafter, all conditions of each party other than the conditions concerning (A) statutory consents and approvals and (B) the certification of performance of obligations on the part of NEES and LLC have been fulfilled or are capable of being fulfilled and (iii) the merger contemplated by the National Grid Merger Agreement has not been consummated. (See Articles VIII and IX of the Merger Agreement.)


 ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS.

      (c)  Exhibits.


      99(a) Agreement and Plan of Merger, dated as of February 1, 1999, by and among , New England Electric System, Research Drive LLC and Eastern Utilities Associates.

      99(b)  Press Release of New England Electric System issued February
             1, 1999.



                                 SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date:  February 2, 1999

                                    NEW ENGLAND ELECTRIC SYSTEM


                                    By:  /s/ Michael E. Jesanis
                                       ---------------------------------
                                       Michael E. Jesanis
                                       Senior Vice President and
                                         Chief Financial Officer


 The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an Agreement and Declaration of Trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which, as amended, has been filed with the Secretary of the Commonwealth of Massachusetts. Any agreement, obligation, or liability made, entered into, or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer, or agent thereof assumes or shall be held to any liability therefor.


                               Exhibit Index

 Exhibit        Description
 -------        -----------





 99(a) Agreement and Plan of Merger, dated as of February 1, 1999, by and among , New England Electric System, Research Drive LLC and Eastern Utilities Associates.

 99(b)          Press Release of New England Electric System issued February
                1, 1999.